UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2007

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2007 (the "Grant Date"), the executive officers of Memory Pharmaceuticals Corp. (the "Registrant") were granted stock options by the Compensation Committee of the Board of Directors of the Registrant as part of a larger stock option grant to the Registrant’s employees. The stock options have an exercise price of $2.30, the closing price of the Registrant's common stock on the NASDAQ Global Market on the Grant Date, and vest in equal quarterly installments over the four-year period commencing on the Grant Date.

The following stock option grants were made to the Registrant’s named executive officers by the Compensation Committee:

James R. Sulat, President and Chief Executive Officer - 250,000 options

David A. Lowe, Ph.D., Chief Scientific Officer - 65,000 options

Jzaneen Lalani, General Counsel - 65,000 options

Stephen R. Murray, M.D., Ph.D., Chief Medical Officer – 30,000 options

Joseph M. Donabauer, Vice President & Controller - 15,000 options

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

August 21, 2007	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel